EXHIBIT 23(a)

                              CONSENT OF COUNSEL

Motors Mechanical Reinsurance Company, Limited:

We hereby consent to the reference to our name under the captions "Barbados Corporate Laws Provisions," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.


                                   s/EVELYN, GITTENS & FARMER


Bridgetown, Barbados
April 28, 1994


                                 EXHIBIT 23(b)

                              CONSENT OF COUNSEL

Motors Mechanical Reinsurance Company, Limited:

We hereby consent to the reference to our name under the captions "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.


                              s/LeBOEUF, LAMB, GREENE & MacRAE



Washington, D.C.
April 28, 1994


                                 EXHIBIT 23(c)

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Motors Mechanical Reinsurance Company, Limited:

We consent to the use by Motors Mechanical Reinsurance Company, Limited in Post Effective Amendment No. 8 to Registration Statement No. 33-6534 of our report dated March 11, 1994 appearing in the Prospectus, which is part of this Registration Statement, and reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                   s/DELOITTE & TOUCHE




Bridgetown, Barbados
April 28, 1994